Exhibit 99.2

Final Transcript

     Conference Call Transcript
     PFCB — Q4 2005 P.F. Chang’s China Bistro, Inc. Earnings Conference Call
     Event Date/Time: Feb. 15. 2006 / 12:00PM ET

CORPORATE PARTICIPANTS
Robert Vivian
P.F. Chang’s China Bistro, Inc. — President
Rick Federico
P.F. Chang’s China Bistro, Inc. — Chairman and CEO
Russell Owens
P.F. Chang’s China Bistro, Inc. — President, Pei Wei Asian Diner

CONFERENCE CALL PARTICIPANTS
Ashley Woodruff
Bear Stearns — Analyst
Sharon Zackfia
William Blair — Analyst
John Glass
CIBC — Analyst
Bryan Elliott
Raymond James — Analyst
Destin Tompkins
Morgan Keegan — Analyst
Jason Whitmer
FTN Midwest Research — Analyst

Final Transcript

Matthew DiFrisco
Thomas Weisel Partners — Analyst

PRESENTATION
Operator
Good morning, and welcome to P.F. Chang’s China Bistro fourth quarter 2005 earnings release conference call. Your lines have been placed on a listen-only mode until the question-and-answer session of today’s conference. [OPERATOR INSTRUCTIONS]. I would like to remind all participants today’s call is being recorded. If you have any objections, to please disconnect at this time. I would now like to turn the call over to Mr. Robert Vivian, President of P.F. Chang’s China Bistro. Thank you, sir, you may begin.
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
Thank you, [Elan]. Good morning, everyone. Welcome to the P.F. Chang’s fourth quarter conference call. Joining me today are Rick Federico, our Chairman and CEO; Russel Owens, President of Pei Wei Asian Diner; Mike Welborn, our Chief Administrative Officer; and Kristina Cashman, our CFO.
Today’s comments will start with our financial performance for the most recent quarter. We will take a look at 2005 as a whole and then migrate to our thoughts on 2006. We expect to file our 10(K) later today, and as detailed throughout that lovely document, our business is chock-full of risks and uncertainties. Consequently, to the extent we stray from historical fact, we urge everyone to frame our comments within the context of our business environment.
As we reported in January, our fourth quarter revenues came in right at our forecast of $214 million. In general, the Bistro did a little bit better than we anticipated, and Pei Wei fell a little shy of the mark. At the Bistro, our comp trends by month were positive 1.2%, 1.2% and 0.6%. Our 1% price increase was in place during October and November, and rolled completely off in December. Thus we grew traffic in all three months with the strongest traffic trends occurring in December. Our December performance was a little bit better than we anticipated. Therefore, we posted slightly better sales results for the quarter. At Pei Wei, monthly comp sales trends were 2.6%, 2.7% and 0.4%. Two of Pei Wei’s significant markets, Dallas and Denver, were snowed in during the first part of December, which negatively impacted December comps by about 1%. Fourth quarter revenues fell short of expectations as a result of three factors — we had five fewer new store weeks than expected, average weekly sales volumes for our 2004 and 2005 openings were below expectations during the holiday season, and comp sales gains were a little softer than anticipated.
Taking a look at the year in total, we missed our original sales goal of $821 million by about 1.5%, or $12 million. $9 million of that was at the Bistro, with the remaining $3 million at Pei Wei. About 10 million of the $12 million shortfall related to the loss of new store weeks. We lost another $2 million due to the closing of our Bistro restaurant in Metairie, Louisiana. With those two areas aside, the revenues from our restaurants that were open ended up coming in right on the money. How we got there was a bit more adventuresome than we would have liked, but we did get there.
From an earnings perspective the fourth quarter came in as advertised. The fact that we exceeded our forecast by $0.01 was due to a lower tax rate in the quarter. Consequently, I would not get overly excited about that. The major cost pressure that we experienced was related to our fuel bill. Not unlike the third quarter, we saw pressure in cost of sales in the form of fuel surcharges, utilities, and in disposable and take out supplies. On a year-over-year basis, our total fuel bill cost us about 100 basis points in the quarter. At the Bistro, we had three leases that changed their accounting spots from operating leases to capital leases. Consequently, on our Bistro income statement, there was a shifting of expense dollars between rent expense and depreciation for those properties. Other than that, all of the remaining cost

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items were fairly close to our estimates and unremarkable in their composition. Consequently, I’ll move on to our year end balance sheet and cash flow information.
For the year, we increased our cash and marketable securities by about $3 million, resulting in a year-end balance of $74 million. Our total cap — our total capital expenditures were $97 million, which breaks down as follows — 77 million for new restaurant construction for 2005, $8 million for new restaurant construction in 2006, $6 million of improvements to our home office, and $5 million in miscellaneous capital projects at our restaurants. We received roughly $9 million in tenant improvement allowances in 2005. Net of those allowances, our average unit construction cost for the Bistro and Pei Wei was $2.7 million and $785,000, respectively. Let’s see. Total assets at year end were about $467 million, long-term debt was $5 million, and shareholders equity was about $294 million.
Okay. Let’s move on to 2006. First of all, if you take a peak at our earnings release, you will notice that we have modified our presentation for forecasting purposes purposes. In a nutshell, we have tried to segregate the results of our ongoing operations from our development costs and other non-cash or non-operating income and expenses. To the extent that we can, our hope is to provide an apples-to-apples comparison between our historical results and our forecasted business for 2006. There is a lot of information packed into those six pages of forecast. Consequently, I’m not going to spend much time this morning walking through all the details; but I will highlight a few things for your consideration. In July of last year, we estimated that we would grow revenues at 20% in 2006. Our current forecast is a little shy of that mark for a couple of reasons. First of all, our new store sales weeks are less than we originally expected and reflect the reality of our back-end weighted development schedule at both concepts. Secondly, we are going to close our Bistro at the Planet Hollywood Hotel & Casino in Las Vegas for about six months this year, which will cost us between 5 and $6 million in revenues. Giving consideration to these two items, it looks like our revenues are going to increase a little bit more than 18% this year on a combined basis.
For the year, price increases will average about 1.5 to 2% at both of our concepts. The Bistro implemented a price increase in February after operating without any price in January. Pei Wei will implement a price increase in the May to June timeframe. We do anticipate improving our operating margins at both the Bistro and Pei Wei this year; thus, our combined results from existing concept operations will increase at about a 20% clip. Included in our detailed forecast are some numbers for Taneko Japanese Tavern. I would not spend a lot of time pouring over the operating numbers for Taneko. At this stage of the game, they are simply a not-so-educated guess. All told, we expect about $1 million drag from our new baby in 2006. Reopening costs are going to grow faster than unit growth due to the change in lease accounting related to rent holidays. We will be expensing this phantom cost in 2006 versus capitalizing and amortizing it as we did in 2005. Partner investment expense for 2006 contemplates what we know, namely our development schedule, and does not contemplate what we don’t know, which is the potential impact of partner transactions during the course of the year. The same logic applies to equity-based compensation. What you see forecasted for next year will not be the number. Let me repeat that. What you see in your forecast today will not be the number when we end up at the end of 2006. The $9.2million in our current forecast does not include any expense for 2006 grant activity. The reason is that we simply have not made that decision yet. We will modify this number during the year as our equity-based incentive plans become a bit more concrete.
Overall, I would say that our plan for 2006 is fairly balanced. If there is any upside to this plan, it all revolves around sales. Our forecast does not contemplate much in the way of traffic growth. If a few more folks come through our doors during the year, we should be able to capture those incremental dollars. Absent incremental revenue gains, we do not believe that the cost environment is going to break significantly in our favor, particularly in the first half of the year.
With that, Elan, I think we can open up the call for questions.

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QUESTION AND ANSWER
Operator
OPERATOR INSTRUCTIONS]. Ashley Woodruff.
Ashley Woodruff - Bear Stearns — Analyst
Hi. Thanks. First, could you discuss the new menu that you’re rolling out at the Bistro now in a bit more detail? And in the stores where you rolled it out the earliest — and I know it is still pretty new — have you seen any initial negative impact on operations or speed of service and are there any incremental labor costs associated with the roll-out?
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
Okay. What Ashley’s referring to is not necessarily a new menu, it’s — as we do, generally speaking, every — each and every year, we introduce new items to our existing core menu. Oftentimes, we will introduce those items with a separate insert; and that’s what we did this year. And one thing a little bit different is that the items that are being introduced this spring are all from a particular region in China, the Szechwan region. We have that rolled out now in about, I would say, 30, 35% of our system. We’ll have it completely rolled out probably by the first or second week of March. The items are priced within the boundaries of our existing menu. Therefore, we’re not really doing anything from a pricing standpoint on these items. I don’t think — at least as of yet, Ashley, I don’t think we’ve heard anything with respect to additional costs from a labor standpoint with respect to this menu, or from a speed of service standpoint. If you’ve got anything different than that, I would like to know it, but I don’t think we’ve heard anything as of yet along those lines. Anything else?
Ashley Woodruff - Bear Stearns — Analyst
Yes. Well, another kind of separate question for Rick, actually. Looking at Taneko, and as you begin developing the third concept for your portfolio, it — there are other companies in the casual dining industry that are paring down their portfolios and returning their focus to their original brand, which might have neglected as the company expanded into several different restaurant concepts. So I guess pulling on your knowledge of those other companies, could you talk a bit about what you’ll do differently at P.F. Chang’s as you expand your portfolio to prevent from having the same issues over the longer term.
Rick Federico - P.F. Chang’s China Bistro, Inc. — Chairman and CEO
Sure. A couple quick thoughts. One of the things that you mentioned was focus; and organizationally, our focus has been around Asian as much as anything else. We started years ago believing that there was an opportunity to take advantage of a rapidly growing cuisine or cuisines in the marketplace and have been fortunate to have Chinese and then the multi-Asian with Pei Wei. The other thing we’ve been very thoughtful about, I think, is when we go to test concepts, we do it early. At this point in time, there’s no great need to have that third growth vehicle so we have plenty of time to be patient with Taneko like we did with Pei Wei to determine whether or not this can be a viable business for us. And I think the thing allows us to be, again, a little bit more thoughtful is that we very early on put dedicated and focused leadership around the respective brand; and we allow them to incubate it without it interfering with the development of either the Pei Wei business or the Bistro business.
Ashley Woodruff - Bear Stearns — Analyst
And I guess from a — kind of a compensation structure, is Taneko structured the same way Pei Wei was with the managers owning about 13% initially?
Rick Federico - P.F. Chang’s China Bistro, Inc. — Chairman and CEO
Similarly, yes.
Ashley Woodruff - Bear Stearns — Analyst

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Okay. And then as you develop Taneko — I mean, you’ll have one this year — how long will you look at that — that one store before you make more commitments to open more?
Rick Federico - P.F. Chang’s China Bistro, Inc. — Chairman and CEO
My expectation is that we will — we’ll take at least the first six months of operating experience before we decide to try an additional location.
Ashley Woodruff - Bear Stearns — Analyst
Okay. Thank you.
Operator
Sharon Zackfia. Please state your company name.
Sharon Zackfia - William Blair — Analyst
Hi. William Blair. Bert, you declined to mention how much price you took at the Bistro and what your plans are for the price increase at Pei Wei.
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
Sharon, we talked about for the year we expect both concepts to have overall a price increase of 1.5 to 2%. Right now, the menu that we put in in February at the Bistro contemplates that level of price activity. I think Pei Wei is going to continue with their existing price, like I said in the May or June time frame.
Sharon Zackfia - William Blair — Analyst
Okay. And then at Pei Wei, I noticed in the guidance the comps are — look like they’re supposed to accelerate dramatically in the second half. Is there something happening with cannibalization there in the first half or what’s the thought behind that?
Russell Owens - P.F. Chang’s China Bistro, Inc. — President, Pei Wei Asian Diner
This is Russell. The primary driver of that is the price increase that we will implement in the May, June time frame. That’s factored in to the acceleration in the comps in the back half of the year. And there is some cannibalization that started in the late third and fourth quarter of ‘05 that we will start lapping in the back half of ‘06.
Sharon Zackfia - William Blair — Analyst
Okay. It was just — to be clear, on the second half of ‘06, you’re continuing the 1.5 to 2% that you have now. You’re not bumping that up.
Russell Owens - P.F. Chang’s China Bistro, Inc. — President, Pei Wei Asian Diner
No, we aren’t bumping — we were bump — well, it’ll effectively year-over-year be 1.5 or 2%. We will lap our last year’s price increase in the April, May time frame and choose to have another 1.5 or 2 in the May, June time frame.
Sharon Zackfia - William Blair — Analyst
Okay. So then the issue is more one of cannibalization in the first half?
Russell Owens - P.F. Chang’s China Bistro, Inc. — President, Pei Wei Asian Diner
More one of cannibalization, yes.
Sharon Zackfia - William Blair — Analyst
Okay. And then kind of lastly, on the opening schedule, Bert, we heard something similar with Cheesecake Factory where they’re going to have a very back-end weighted schedule. Are you guys seeing something with the mall development schedule, or is it a matter of something within your control that is a little bit behind schedule?
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President

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Well, Sharon, it’s nice to know we have company. I think that we’re all struggling, generally speaking, all struggling with the same issues. Cheesecake is similar to ourselves, or we’re similar to Cheesecake in the sense that we don’t own any land, therefore we are beholden to our developers delivering their projects to us on a timely basis. And as we’ve well-documented over the past year or so, we struggle with that. And as it turns out, some of the projects that we have for this year, they seem to be bunching up towards the end of the year. I can assure you we’re trying very hard to move things more evenly throughout the year. I’m always hopeful that 2007’s going to be a little bit better than 2006 is, but we will simply wait and see how it turns out from a development standpoint.
Sharon Zackfia - William Blair — Analyst
Can you give us an idea as well how traffic trends were in January?
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
I think so far, carving outlast weekend in the Northeast, I think things are progressing pretty much in line with our expectations that we laid out for everybody in our forecast.
Sharon Zackfia - William Blair — Analyst
Great. Thank you.
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
You bet.
Operator
John Glass, please state your company name.
John Glass - CIBC — Analyst
Thanks. It’s CIBC. I had a question, then maybe just a couple quick housekeeping topics. On the question, can you talk about new store productivity at Pei Wei which seems to have slowed a little bit in the fourth quarter? Is that an existing market cannibalization issue? Is it a new market productivity issue?
Russell Owens - P.F. Chang’s China Bistro, Inc. — President, Pei Wei Asian Diner
That is a new market opening issue. That is a timing of openings in some existing markets that we opened right around the holidays and saw very low volumes for reasons we attribute to sort of awareness during the holiday season. We’ve seen those sort of rise as we would expect post holiday season. But it’s a combination of both of those. We had 9 openings, I think 5 of those were in sort of new markets and are opening at low rates, some lower than we anticipated.
John Glass - CIBC — Analyst
Okay. And then is the Fashion Square store back in the base, did that reopen late last year?
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
You’re talking about the Bistro?
John Glass - CIBC — Analyst
The BM — back of the Bistro now, sorry.
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
It’s not in the Fashion Square property. It’s across the street in the Waterfront project but, yes, it opened up in December of last year.
John Glass - CIBC — Analyst
Okay. Got it. And then relating to the accounting change on leases, you said that increased the pre-opening expense. By how much year-over-year did that increase pre-opening?
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President

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I think we — we talked about in our previous call that it was going to be somewhere in the 1.5 to $2 million range.
John Glass - CIBC — Analyst
So that is what it is. Okay. Great. Thank you.
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
You bet.
Operator
Bryan Elliott, and please state your company name.
Bryan Elliott - Raymond James — Analyst
I’ll resist the temptation and say Raymond James. Good morning, gentlemen. A couple of questions. First of all, the occupancy change that — Bert, that you referenced, that looks like — is that just a one-time accounting change because the guidance or forecast from you all on occupancy kind of went back to normal.
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
That was a — well, it will be an ongoing change as we look into the future. Those three properties, again, we changed the characterization from operating lease to capital lease. And we will be so in the future.
Bryan Elliott - Raymond James — Analyst
Okay. But was there some kind of one-time catch up or anything because we went from, like, low 5s down to a 4.7 in the fourth quarter, and the forecast is back to low 5s on that line?
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
Yes, Bryan, there was.
Bryan Elliott - Raymond James — Analyst
Okay. And I guess, would it — if we — was there a benefit from that, or was it just a shifting of cost that would have been in operating went into interest and other, basically, or depreciation?
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
It was — net/net, it was basically a wash.
Bryan Elliott - Raymond James — Analyst
Okay. Okay. Fair enough. Also the sort of non-cash charges that we had to begin to book, it looked like — for the partnership stock expense and looked like now you’re being forced to limit disclosure on that and that’s been — become buried into labor cost. Is that right?
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
Oh, the — there was a small line item called partner imputed bonus, something like that. We just simply rolled that small amount into labor.
Bryan Elliott - Raymond James — Analyst
Okay.
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
It’s — we wanted to break it out a year or so ago when we had to expense that item or actually shift that item up from a minority interest. Everybody knows what that was, and now we just simply roll it into our labor line.
Bryan Elliott - Raymond James — Analyst

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Okay. Fair enough. It certainly was pretty small. And circling back to the previous question about comps quarter to date. I mean, obviously, the weather has been tremendously beneficial for everybody in this business in January. I heard you say that results to date are consistent with forecasts which is a 1.7 comp at the Bistro. Are you — most people are kind of running ahead of their Q1 forecasts given the beneficial weather. Is that — could you just clarify that where in line with — are you in line with given expectations of normal over the balance, or are we running more in low single digits in January?
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
Bryan, I think the statement that we’re in line with our forecast is pretty clear.
Bryan Elliott - Raymond James — Analyst
In line quarter to date? Is that — I guess my question would then be to make sure I heard you accurately that quarter to date are in line with forecasts. Is that what I heard?
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
Bryan, I think, as you depicted, I think there has been some benefit in January from a relatively mild winter thus far. And, yes, to the extent that we have East Coast exposure, we benefited from that a little bit. But at the end of the day, as we look at our business through the first six weeks, I would say that we’re in line with our expectations for our business. The winter isn’t over yet, and we’ll see how the rest of the quarter transpires. But I wouldn’t read anything more into my comment other than to say that we’re in line with our forecast.
Bryan Elliott - Raymond James — Analyst
Okay. Thank you very much.
Operator
Destin Tompkins, please state your company name.
Destin Tompkins - Morgan Keegan — Analyst
Morgan Keegan. Hey, Bert, as we look at development in ‘06 both for the Bistro and Pei Wei, can you give us some sense of the mix of new and existing markets? And then, kind of as that relates to the cannibalization impact on the Bistro in 2005, kind of what’s your outlook for that cannibalization impact in 2006?
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
Well, I’ll talk about the Bistro and then Russ will take Pei Wei. At the Bistro, we’re probably going to enter about 6, 7, maybe 8 new markets depending on how you define new. We have one store opening in the first quarter, which we’ve already opened in a new market, Madison, Wisconsin. We’ll also open up in Greenville, South Carolina; Greensboro, North Carolina; Bakersfield, California; Spokane, Washington; Lexington, Kentucky; and in Rogers, Arkansas. So — I mean, those are clearly new markets for us. The other part of the development for 2006 will, again, be in what I will define as existing markets. Our biggest impact in terms of cannibalization this year at the Bistro will be in the San Diego market. As we try to explain to everybody, we look at the United States and we tend to try and develop in those markets where we have the highest returns. San Diego is one of the those markets. We have two existing restaurants in that market that are high volume and high return restaurants. We need to add additional capacity in that market so we’re going to do so in ‘06. My guess is that we’re going to beat up those two stores a little bit. We’re going to open two restaurants, as I mentioned, in the greater San Diego area. That’s really the one part of the country that is probably going to have the most impact in ‘06. We will have lingering effects from what we’ve already done in ‘05 into ‘06. Again, the Houston, Denver and kind of the northern California area. But I think those will wane as the year progresses.
Russell Owens - P.F. Chang’s China Bistro, Inc. — President, Pei Wei Asian Diner
And as far as Pei Wei in ‘06 development, we will enter 6 new markets in ‘06. We will add — we’ll actually build 6 restaurants that are in new markets. We will build 8 restaurants that are in markets that were new

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to us in ‘05. We’re hopeful that those will increase awareness as historically has happened and help us gain some brand recognition and penetration in those markets, and then the balance is in established markets. And as in the back half of ‘05, it will continue in ‘06. The markets hit heaviest by cannibalization will be Dallas and Phoenix, and to a lesser extent Austin and San Antonio.
Destin Tompkins - Morgan Keegan — Analyst
Great. And, Bert, as relates to the Bistro, it sounds as though you would expect less cannibalization impact in ‘06 versus ‘05; is that fair?
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
Well, boy. I’ll tell you, I wouldn’t be so bold as to say that. We clearly will impact some restaurants in ‘06, as we do every year. Whether that will be greater or less than ‘05, we’ll see. I can assure you in San Diego it will be, but we’ll see in the other markets. We are opening up some restaurants in the L.A. area. I — we will see as the year progresses.
Destin Tompkins - Morgan Keegan — Analyst
Great. Thanks.
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
You bet.
Operator
[OPERATOR INSTRUCTIONS]. Jason Whitmer, please state your company name.
Jason Whitmer - FTN Midwest Research — Analyst
FTN Midwest Research. Thanks. Good morning. Just a clarification, I guess, on your guidance. I just want to capture your apples-to-apples number excluding your options, I know we don’t really know that final number yet, but if you can just provide color on that. And then I have a question on capacity.
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
I’m sorry?
Jason Whitmer - FTN Midwest Research — Analyst
Your earnings guidance, an apples-to-apples excluding options. I just wanted to make sure that I’m seeing that clearly.
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
Well, the — our earnings per share for 2005 was $1.40. I think the guidance that we’ve given on a GAAP basis is $1.39 for 2006. And, again, I caution everybody that the number will end up probably being lower than that once we finally decide on what our 2006 incentive comp activity is going to be.
Jason Whitmer - FTN Midwest Research — Analyst
The 9.2 million, that’s a pretax number right now.
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
That is correct.
Jason Whitmer - FTN Midwest Research — Analyst
Okay. One more question on capacity growth rates, it certainly looked to be more back-end weighted than normal. What is your normalized capacity growth rates by brand right now? Is that any different than what you want for your long-term goals on those growth rates, and, I guess, ultimately your end goal for your unit targets by brands would helpful.
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President

Final Transcript
At the Bistro, we tend to have a fairly consistent development plan of anywhere between 18 to 20 restaurants a year. I don’t think that’s going to change significantly in the next few years. We may add one or two here and there, but, again, that’s a function of the real estate market in development. From a Pei Wei standpoint, Pei Wei’s going to, I believe, add 30 restaurants this year, which is certainly an increase over where they were last year. I think on a — if you look at it from a sales week perspective, Pei Wei is increasing their capacity by about 44% in 2006. I think that as we look out into the future years, the development will be, obviously, dependent upon our results from both of our concepts. And in particular Pei Wei. We’ve kind of found our sweet spot at the Bistro in terms of development. I think Russel and his team are still trying to figure out what number makes the most sense. I think that as we push into ‘06 and we see success in the various new markets, then we’ll — we will begin to formulate our thoughts for ‘07 with respect to Pei Wei.
Jason Whitmer - FTN Midwest Research — Analyst
And lastly, any changes to the model at the unit level for either of those brands to either side-step or to kind of deal with any potential cannibalization in those markets?
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
I’m sorry, I lost you a little bit.
Jason Whitmer - FTN Midwest Research — Analyst
Sure. Any changes to your approach with a lot of your or — a lot of your new restaurants in current or new markets to either address potential conflicts in those markets, primarily on cannibalization?
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
No. We’re not changing our business model at either one of the concepts. With — as we continue to develop markets and add capacity into existing markets, we certainly have contemplated that all along so we’re not changing our basic business model.
Jason Whitmer - FTN Midwest Research — Analyst
Great. Thank you.
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
You bet.
Operator
Matthew DiFrisco, please state your company name.
Matthew DiFrisco - Thomas Weisel Partners — Analyst
Thomas Weisel Partners. The question, Bert, I have is on the guidance that you guys give us for the Bistro, it looks as though you’re expecting commodity cost or at least cost of good sold to work against you, and it’s specifically in the first half of the year and second quarter when you’re going to have the entire price increase, and then it looks like it rolls over a little bit for you in the back half. Can you just update us on where you stand as far as commodity costs with contracts that you have standing, and — or is that maybe a product of a new menu being rolled out and having a little bit more of a value equation to it where it’ll hurt your COGS? Thanks.
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
No. It’s not a function of our new items that we’ve introduced here in February. It’s more a reflection of our seafood costs right now. As I look at the core commodities — seafood, beef, poultry and produce — seafood is the one item that is cutting pretty hard against us right now, and in particular scallops. Our scallops costs are up 50 to 60% year-over-year. So what you’re seeing in our forecast is a reflection of our seafood costs. We’re getting some benefit right now from chicken. Shrimp’s — [shrimpies] are basically flat right now. As we look at it for the year, I think you’re going to see chicken’s going to be down a little bit, shrimp will be flatish, beef will be up a little bit. Produce, my guess is, will be up a little bit due more to freight costs than anything else. And, again, that all assumes that we don’t have anything

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extraordinary happen as we move from field to field in the spring. I think in total, I would describe the commodity market in ‘06, certainly versus ‘05, as being fairly flatish. I don’t think there’s going to be any huge swings in total, one way or the other.
Matthew DiFrisco - Thomas Weisel Partners — Analyst
Okay. And then also, can you just help us with the operating week, how we should factor in the Planet Hollywood closure? And is that only for six months, or is that six months of ‘06 then going to bleed into ‘07 as well, because I’m not familiar with what’s going on in that store.
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
Let’s see. The Planet Hollywood project is going through a major facelift. It is a large project of which we are a very small part. But the fact of the matter is, is that we will be shutting down operations there for about six months this year, and we expect to reopen this year. That closure is reflected in our sales weeks forecasts that we currently have out there for ‘06.
Matthew DiFrisco - Thomas Weisel Partners — Analyst
And then your store counts at the end of the quarters that you provide also, is that factored in there, that there’s one falling out of there and one coming back in, I guess, in 2Q and 3Q?
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
Yes, that’s correct.
Matthew DiFrisco - Thomas Weisel Partners — Analyst
Perfect.
Operator
Thank you. I have no further questions at this time. I’ll turn the call back over to Mr. Vivian for closing remarks.
Robert Vivian - P.F. Chang’s China Bistro, Inc. — President
Terrific. Thank you all very, very much. And if there’s any additional questions, please give me a shout. Thanks so much. Bye-bye.
Operator
That concludes today’s conference call. You may now disconnect at this time.